Exhibit 23.1

CONSENT OF

INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS

FOR

LEAF EQUIPMENT LEASING INCOME FUND III, L.P.

Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our report dated January 10, 2007, accompanying the financial statements of LEAF Equipment Leasing Income Fund III, L.P. as contained in this Pre-Effective Amendment No. 5 of the Registration Statement and Prospectus on Form S-1 (File No. 333-137734). We consent to the use of the aforementioned report in the Registration Statement and Prospectus and to the use of our name as it appears under the caption “Experts.”

/s/ Grant Thornton LLP

Philadelphia, Pennsylvania

January 26, 2007